Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Prospectus constituting a part of the Registration Statement on Form F-1, Amendment No.1 (No. 333-274595) of SMX (Security Matters) Public Limited Company (the “Company”) of our report dated April 25, 2023, relating to the financial statements of the Company which is contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

November 6, 2023